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                                                                    EXHIBIT 11.1

                            SEAGATE TECHNOLOGY, INC.
                      COMPUTATION OF NET INCOME PER SHARE

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
                                                                                                      YEAR ENDED
                                                                                         -------------------------------------
                                                                                          JUNE 30,      JULY 1,      JULY 2,
                                                                                            1995         1994         1993
                                                                                         -----------  -----------  -----------
                                                                                         (IN THOUSANDS EXCEPT PER SHARE DATA)
PRIMARY
Weighted average number of common shares outstanding during the year...................       71,758       70,629       67,379
Incremental common shares attributable to exercise of outstanding options (assuming
 proceeds would be used to purchase treasury stock)....................................        2,081        2,435        2,442
                                                                                         -----------  -----------  -----------
    Total shares.......................................................................       73,839       73,064       69,821
                                                                                         -----------  -----------  -----------
                                                                                         -----------  -----------  -----------
Net income:
  Income before extraordinary gain.....................................................  $   260,082  $   225,110  $   195,434
  Extraordinary gain, net of tax effect................................................      --           --           --
                                                                                         -----------  -----------  -----------
    Net income.........................................................................  $   260,082  $   225,110  $   195,434
                                                                                         -----------  -----------  -----------
                                                                                         -----------  -----------  -----------
Net income per share:
  Income before extraordinary gain.....................................................  $      3.52  $      3.08  $      2.80
  Extraordinary gain, net of tax effect................................................      --           --           --
                                                                                         -----------  -----------  -----------
    Net income.........................................................................  $      3.52  $      3.08  $      2.80
                                                                                         -----------  -----------  -----------
                                                                                         -----------  -----------  -----------
FULLY DILUTED
Weighted average number of common shares outstanding during the year...................       71,758       70,629       67,379
Incremental common shares attributable to exercise of outstanding options (assuming proceeds would be used to purchase treasury stock) and conversion of 6 3/4% and 5%
 convertible subordinated debentures...................................................       19,716       14,383        8,886
                                                                                         -----------  -----------  -----------
    Total shares.......................................................................       91,474       85,012       76,265
                                                                                         -----------  -----------  -----------
                                                                                         -----------  -----------  -----------
Net income:
  Income before extraordinary gain.....................................................  $   260,082  $   225,110  $   195,434
  Add 6 3/4% convertible subordinated debentures interest, net of income tax effect....       11,239       11,239       11,419
  Add 5% convertible subordinated debentures interest, net of income tax effect........        8,447        4,592      --
                                                                                         -----------  -----------  -----------
  Income before extraordinary gain, as adjusted........................................      279,768      240,941      206,853
  Extraordinary gain, net of tax effect................................................      --           --           --
                                                                                         -----------  -----------  -----------
    Net income, as adjusted............................................................  $   279,768  $   240,941  $   206,853
                                                                                         -----------  -----------  -----------
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Net income per share:
  Income before extraordinary gain, as adjusted........................................  $      3.06  $      2.83  $      2.71
  Extraordinary gain, net of tax effect, as adjusted...................................      --           --           --
                                                                                         -----------  -----------  -----------
    Net income.........................................................................  $      3.06  $      2.83  $      2.71
                                                                                         -----------  -----------  -----------
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